Exhibit 1

                             JOINT FILING AGREEMENT


                  In accordance with Rule 13d-1 (f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Entities (as such term is defined in the Schedule 13G) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, No par value per share, of Electro Scientific Industries, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.


                  IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 8th day of October, 1998.



                                           EQSF ADVISERS, INC.

                                           By:/s/   MARTIN J. WHITMAN
                                           Martin J. Whitman
                                           Chairman, President and
                                           Chief Executive Officer

                                            M.J. WHITMAN ADVISERS, INC.

                                            By: /s/ MARTIN J. WHITMAN
                                            Martin J. Whitman
                                            Chairman and Chief Executive Office


                                            /s/ MARTIN J. WHITMAN
                                            Martin J. Whitman